Exhibit 99.16

Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K

The Warrants dated April 9, 2010, are substantially identical in all material respects except as to the warrant holder and the number of warrant shares for which warrant can be exercised.

Holder	Number of Warrant Shares
Seatech Investments Limited	2,937,000
Fame Win Investments Limited	2,953,500

The text of the Warrants is incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2010.